Exhibit 99.3

Ongoing Development of New Applications for Robotic Technology

Our research and development teams in Israel and San Jose continue to collaborate on the development of new and innovative technology solutions to the non-invasive categories of aesthetic medicine. We are working on robotic assisted minimally invasive solutions for aesthetic procedures that currently can only be treated by surgical intervention. Our RoboCor device, which we estimate will begin clinical trials in the second quarter of 2021, is being designed to tighten skin through dermal micro-coring, which we believe can result in directional skin tightening without scarring. RoboCor’s intended initial indications are for non-surgical face lift, upper arm lift, necklift, scars, stretchmarks and cellulite. We also believe that robotics, machine vision and artificial intelligence can provide significant improvements in the delivery of neurotoxins and volumizers. We are currently investigating the application of our robotic technology to the safe and precise delivery of injectable treatments.